                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-05873, 33-76120, 333-05959, 33-76122, 333-05957, 333-18935, 333-18883,
333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757 and
333-60365 on Form S-8 and Registration Statement No. 33-94532 on Form S-3 of Interim Services Inc. of our report dated February 4, 1999, appearing in this Annual Report on Form 10-K of Interim Services Inc. for the year ended December 25, 1998.

/s/ Deloitte & Touche LLP
-------------------------
Fort Lauderdale, Florida
March 12, 1999